Exhibit 24.1

POWER OF ATTORNEY

KNOWN ALL MEN BY THESE PRESENTS, that the undersigned officer and/or director of Joy Global Inc., a Delaware corporation (the “Company”), hereby constitutes and appoints Edmund Bathelt, with full power of substitution and resubstitution, his true and lawful attorney-in-fact and agent to execute and file, or caused to be filed, with the Securities and Exchange Commission (the “Commission”) Registration Statements on Form S-8 relating to the Company’s common stock, any and all amendments thereto (including post-effective amendments), and all matters required by the Commission in connection with such registration under the Securities Act of 1933, as amended, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof. This Power of Attorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact or superseded by a new power of attorney regarding the purposes outlined herein dated as of a later date.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney on April 5, 2017.

SIGNATURE

/s/ Jeffrey Dawes
Jeffrey Dawes President and Chief Executive Officer and Director
(principal executive officer)
/s/ Terumi Sasaki
Terumi Sasaki Executive Vice President and Chief Financial Officer and Director
(principal financial and accounting officer)
/s/ Masayuki Moriyama
Masayuki Moriyama
Chairman of the Board of Directors
/s/ Korekiyo Yanagisawa
Korekiyo Yanagisawa
Director
/s/ Gary Kasbeer
Gary Kasbeer
Director
/s/ Yasuji Nishiura
Yasuji Nishiura
Director